UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

KYMERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39460	81-2992166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kymera Therapeutics, Inc.

200 Arsenal Yards Blvd., Suite 230
Watertown, Massachusetts 02472
(Address of principal executive offices, including zip code)

(857) 285-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KYMR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2023, Kymera Therapeutics, Inc. (the “Company”) announced the appointment of Jeremy Chadwick, Ph.D., as Chief Operating Officer effective as of May 22, 2023.

Dr. Chadwick, 60, joins the Company from Takeda Pharmaceutical Company Limited where he served as Senior Vice President, Head of Global Development Office R&D from January 2019 to May 2023. During his time at Takeda, Dr. Chadwick’s responsibilities included Head of Global Regulatory Affairs from January 2019 to January 2022, as well as managing Global Drug Safety, Global Clinical Supply Chain and several groups supporting Global Development Operations. Prior to its acquisition by Takeda, Dr. Chadwick served as Group Vice President and Head of Clinical Development Operations at Shire Pharmaceuticals from December 2012 to January 2019. Earlier in his career, Dr. Chadwick held a number of senior development roles with broad responsibilities including program management, development operations, regulatory affairs, biostatistics and data management at The Medicines Company, Synta Pharmaceuticals Corp., Vertex Pharmaceuticals Inc. and Glaxo Group Research. He earned his M.S. and Ph.D. in Statistics from the University of London and a B.S. in Mathematics from Demontfort University in the United Kingdom.

There are no arrangements or understandings between Dr. Chadwick and any other persons in connection with his appointment. He has no family relationships with any of the Company’s directors or executive officers, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with his appointment as the Chief Operating Officer, Dr. Chadwick entered into an employment agreement with the Company on substantially the same form as that entered into with the other executive officers of the Company (the “Chadwick Agreement”). Under the Chadwick Agreement, Dr. Chadwick will receive an initial annual base salary of $480,000 and will be eligible for an annual cash bonus with a target amount equal to 40% of his base salary. Dr. Chadwick is also eligible to participate in the employee benefit plans available to the Company’s employees, subject to the terms of those plans, and shall be entitled to severance and change in control payments as well as benefits consistent with the Company’s form of executive employment agreement. The foregoing description of the Chadwick Agreement is qualified in its entirety by reference to such form of executive employment agreement, a copy of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 13, 2020.

Dr. Chadwick was also granted an option to purchase 200,000 shares of the Company’s common stock, which will vest over four years, with 25% vesting on the first anniversary following his start date and the remaining 75% vesting in 36 equal monthly installments thereafter, subject to the Dr. Chadwick’s continuing service at the Company through the applicable vesting date. Additionally, Dr. Chadwick was granted restricted stock units (“RSUs”) for 33,333 shares of the Company’s common stock, which will vest annually over four years, subject to the Dr. Chadwick’s continuing service at the Company through the applicable vesting date.

Dr. Chadwick will enter into the Company’s standard form indemnification agreement pursuant to which the Company may be required to indemnify Dr. Chadwick for certain expenses arising out of his service as an officer of the Company.

Item 7.01. Regulation FD Disclosure.

On May 22, 2023, the Company issued a press release announcing Dr. Chadwick as the Company’s Chief Operating Officer. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Kymera Theraapeutics, Inc. dated May 22, 2023.

104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kymera Therapeutics, Inc.

Date: May 22, 2023	By:	/s/ Nello Mainolfi
Nello Mainolfi
President and Chief Executive Officer